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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated April 14, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Dividend Growth Securities Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accounts", "Experts", and "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 24, 2000